INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-55966 of CEL-SCI Corporation on Form S-8 of our report dated November 29,1995, except for Note 14, as to which the date is December 23,1995, appearing in this Annual Report onForm 10-KA of CELSCI Corporation for the year ended September 30, 1995.

Deloitte & Touche LLP
January 23, 1996
Washington, D.C.